UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.______)

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[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials.

[ ]	Soliciting Material Pursuant to §240.14a-12

TORTOISE MLP FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2nd NOTICE	TORTOISE MLP FUND, INC 11550 ASH STREET, SUITE 300 LEAWOOD, KS 66211

We previously sent you proxy materials for the Annual Meeting of Tortoise MLP Fund, Inc. (“NTG”) to be held on Thursday, May 24, 2012. NTG’s records indicate that we have not received your important vote. Please vote as soon as possible in order to allow NTG to obtain a sufficient number of votes to hold the meeting as scheduled. Another proxy card is enclosed for your convenience.

•	Call toll-free (877) 257-9951 to register your vote

•	FAX your completed proxy card to (913) 981-1021

•	Email your completed proxy card to proxyvote@tortoiseadvisors.com.

The Board of Directors recommends that you vote “FOR” the proposal to grant the Company the authority to sell common shares below net asset value, subject to certain conditions, and “FOR” the ratification of the selection of Ernst & Young LLP as independent accountants.

If you have any questions about the enclosed proxy card or need any assistance in voting your shares, please call (866) 362-9331.

The definitive proxy statement, including a description of the proposals, is available on the internet at http://tygd.client.shareholder.com/annual-proxy.cfm or by clicking SEC Filings on the Tortoise MLP Fund, Inc. page on our adviser’s website at www.tortoiseadvisors.com.

Voting takes only a few minutes.
PLEASE VOTE TODAY.
Call Toll-free (877) 257-9951